UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers
On March 27, 2015, Peoples Bancorp Inc. (“Peoples”) filed a Current Report on Form 8-K (the “Initial Form 8-k”) disclosing that Brooke W. James and S. Craig had been elected to the Boards of Directors of Peoples and its subsidiary, Peoples Bank, National Association, on March 26, 2015. Committee assignments for Ms. James and Mr. Beam had not been determined as of the filing of the Initial Form 8-K. This Current Report on Form 8-K/A amends the Initial Form 8-K to disclose that on November 19, 2015, upon the recommendation of the Governance & Nominating Committee of the Board of Directors of Peoples (the “Board”), the Board made the following appointments: (i) Ms. James was appointed to serve as a member of the Audit Committee of the Board, with such service to be at the pleasure of the Board; (ii) Ms. James and Mr. Beam were appointed to serve as members of the Risk Committee of the Board, with such service to be at the pleasure of the Board; and (iii) Mr. Beam was appointed to serve as a member of the Compensation Committee of the Board, with such service to be at the pleasure of the Board. The Board had determined that Ms. James and Mr. Beam meet all of the applicable requirements for service on the respective committees to which they were appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	November 24, 2015	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer